            As Filed with the Securities and Exchange Commission on
                                 March 28, 1997
                                                     Registration No. 333-09973
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                   AUGAT INC.
             (Exact name of registrant as specified in its charter)


         MASSACHUSETTS                                      04-2022285
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)



                              1555 LYNNFIELD ROAD
                            MEMPHIS, TENNESSEE 38119
             (Address of Principal Executive Offices)   (Zip Code)


                                1996 STOCK PLAN
                            (Full title of the plan)

                                JERRY KRONENBERG
                         VICE PRESIDENT-GENERAL COUNSEL
                                   AUGAT INC.
                              1555 LYNNFIELD ROAD
                            MEMPHIS, TENNESSEE 38119
                    (Name and address of agent for service)

                                 (901) 682-7766
         (Telephone number, including area code, of agent for service)
================================================================================

     On August 12, 1996, Augat Inc. (the "Registrant") filed a Registration Statement on Form S-8, Registration No. 333-09973 (the "Registration Statement"), to register 1,000,000 shares of common stock, par value $.10 per share of the Registrant ("Shares"), to be issued pursuant to the Registrant's 1996 Stock Plan (the "Plan"). Between August 12, 1996 and the date hereof 40,298 Shares have been issued pursuant to the Plan. On December 11, 1996 pursuant to a merger (the "Merger") of a wholly owned subsidiary of Thomas & Betts Corporation, a Tennessee corporation ("T&B") merged with and into the Registrant. As a result of the Merger, the Registrant became a wholly owned subsidiary of T&B. The Plan has been terminated and as a result no additional Shares will be issued pursuant to the Plan. The Registration Statement is hereby amended to remove from registration the remaining 959,702 Shares which remain unissued thereunder.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on the 28th day of March, 1997.

                                                   AUGAT INC.

                                                   By: /s/ Clyde R. Moore
                                                       ------------------
                                                       Clyde R. Moore
                                                       Chairman of the Board and
                                                       Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


Signature                  Title                            Date
---------                  -----                            ----

/s/ Clyde R. Moore         Chairman of the Board,           March 28, 1997
------------------         Chief Executive Officer
Clyde R. Moore             and Director (Principal
                           Executive Officer)

/s/ Fred R. Jones          Vice President - Finance         March 28, 1997
-----------------          and Treasurer and
Fred R. Jones              Director (Principal
                           Financial Officer and
                           Accounting Officer)

/s/ T. Kevin Dunnigan      Director                         March 28, 1997
---------------------
T. Kevin Dunnigan

/s/ Jerry Kronenberg       Director                         March 28, 1997
--------------------
Jerry Kronenberg


                                      -3-